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                           EXECUTIVE EMPLOYMENT AGREEMENT

         This Agreement, dated as of January 1, 2001, is by and between Vari-Lite International, Inc., a Delaware corporation (the "Company"), and T. Clay Powers ("Executive").

                               W I T N E S S E T H:

         WHEREAS, Executive possesses significant knowledge and information in matters relating to the Business (as defined below), which knowledge and information will be increased, developed and enhanced through his continued employment by the Company; and

         WHEREAS, the parties hereto desire to enter into an agreement for the Company's continued employment of Executive on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT AND DUTIES. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, to serve as President of the Company. In such capacity, Executive shall report to the Chief Executive Officer of the Company and shall devote his full working time, attention and energies to the diligent performance of such services and duties as from time to time may be designated by the Chief Executive Officer of the Company. Executive shall not, without the prior written consent of the Company, directly or indirectly, at any time while employed by the Company, engage in any venture or activity that the Company, in its sole discretion, determines interferes with Executive's performance of his duties and responsibilities as an employee of the Company.

         2. TERM. The term of this Agreement and Executive's employment hereunder (the "Term") shall commence as of the date hereof and, unless sooner terminated in accordance with the termination provisions hereof, shall continue for one year (the "Initial Term"), and thereafter shall renew for successive one-year periods unless either party hereto delivers to the other party at least 30 days prior to the expiration of the Initial Term, or the expiration date of any subsequent one-year renewal period, written notice of the election not to renew the Term.

         3.   COMPENSATION.  The Company shall compensate Executive as follows:

              (a) BASE SALARY. During the Term, the Company shall pay to Executive an annual salary of $275,000 (the "Base Salary"), payable in arrears and in accordance with the Company's normal payroll practices as in effect from time to time. The Base Salary may be increased, but not decreased, from time to time as the Compensation Committee of the Company's Board of Directors determines, in its sole discretion.

              (b) BENEFITS AND PERQUISITES. Executive shall be entitled to vacation and employee benefits (including bonus plans offered to management employees generally) in accordance with the policies of the Company in effect from time to time. The Company may change or amend any of the benefits it provides at any time.

              (c) EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable expenses properly incurred by Executive in the performance of Executive's duties hereunder, in accordance with policies established from time to time by the Company.


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        4.   TERMINATION BY THE COMPANY WITHOUT CAUSE.  The Company may
terminate Executive's employment with the Company at any time and for any reason other than for Cause (as defined below), including Employer electing not to renew the Initial Term or any Renewal Term, as the case may be, pursuant to Section 2. In the event of any such termination, the Company shall pay Executive the Base Salary through the end of the Term (as determined without regard to the termination), payable in accordance with the Company's normal payroll practices. In addition, the Company will (a) continue to pay Executive the Base Salary for a one-year period after the end of the Term (as determined without regard to the termination), payable in accordance with the Company's normal payroll practices, and (b) pay the applicable health insurance premiums for Employee and his dependents during the continuation coverage period provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), from and after the date Employee's employment hereunder is terminated through the earlier of (i) the date Employee is employed by another employer, (ii) the date no further payments are due under the preceding clause (a), or (iii) the expiration of 18 months.

         5. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Executive's employment with the Company at any time for Cause by delivering to Executive written notice of termination supported by a reasonably detailed statement of the relevant facts and reason for termination. In the event of any such termination, the Company shall pay Executive the Base Salary accrued and unpaid through the date of termination, payable in accordance with the Company's normal payroll practices. As used herein, "Cause" means (a) Executive has breached Section 10 or 11 hereof, (b) Executive has used alcohol or drugs on the job or in a manner affecting his job performance, (c) Executive has been grossly negligent in the performance or has intentionally not performed Executive's material duties and responsibilities hereunder, continuing for 10 days after receipt of written notice of such performance or lack of performance, (d) Executive has committed acts of willful dishonesty, fraud or material misconduct with respect to the business or affairs of the Company, or (e) Executive has been found guilty of or has pled nolo contendere to the commission of a felony offense.

         6. VOLUNTARY TERMINATION BY EXECUTIVE. Executive may terminate his employment with the Company at any time for any reason other than for Good Reason (as defined below) upon delivering 30 days' prior written notice to the Company. In the event of any such termination, the Company shall pay Executive the Base Salary accrued and unpaid through the date of termination, payable in accordance with the Company's normal payroll practices.

         7.   TERMINATION BY DEATH OR DISABILITY.

              (a) DEATH. If Executive dies during the Term, the Company shall pay Executive's estate the Base Salary through the end of the Term (as determined without regard to the termination), payable in accordance with the Company's normal payroll practices.

              (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness or injury, Executive shall have been absent from the full-time performance of his duties with the Company (i) for a period of three consecutive months or (ii) for shorter periods aggregating 180 or more business days in any 12-month period and, within 30 days after written notice of termination is thereafter given by the Company, Executive shall not have returned to the full-time performance of his duties, the Company may terminate Executive's employment with the Company. In the event of any such termination, the Company shall pay Executive the Base Salary through the end of the Term (as determined without regard to the termination), payable in accordance with the Company's normal payroll practices.

         8. TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may terminate his employment with the Company for Good Reason at any time by delivering 30 days' prior written notice to the


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Company.  In the event of any such termination, the Company shall pay
Executive the Base Salary through the end of the Term (as determined without regard to the termination), payable in accordance with the Company's normal payroll practices. In addition, the Company will (a) continue to pay Executive the Base Salary for a one-year period after the end of the Term (as determined without regard to the termination), payable in accordance with the Company's normal payroll practices, and (b) pay the applicable health insurance premiums for Employee and his dependents during the continuation coverage period provided under COBRA from and after the date Employee's employment hereunder is terminated through the earlier of (i) the date Employee is employed by another employer, (ii) the date no further payments are due under the preceding clause (a), or (iii) the expiration of 18 months. As used herein, "Good Reason" means (a) Executive has been assigned any duties inconsistent in any material manner with, or suffered any adverse material change in, Executive's position, duties, responsibilities or status with the Company, (b) the Company has reduced the Base Salary, or (c) the Company has failed to pay the Base Salary, and in any case the Company fails to remedy such matter within 10 days of receiving written notice from Executive of his intention to terminate his employment based thereon.

         9.   TERMINATION BY EXECUTIVE UPON CHANGE IN CONTROL.

              (a) Upon the occurrence of a Change in Control (as defined below), Executive shall have the option to terminate his employment with the Company by delivering written notice of his election to exercise such option to the Company within 30 days of the occurrence of a Change in Control. In the event of any such termination, the Company shall pay Executive the Base Salary accrued and unpaid through the date of termination, payable in accordance with the Company's normal payroll practices. In addition, the Company will (i) continue to pay Executive the Base Salary for a three-year period after the date of termination, payable in accordance with the Company's normal payroll practices, and (ii) pay the applicable health insurance premiums for Employee and his dependents during the continuation coverage period provided under COBRA from and after the date Employee's employment hereunder is terminated through the earlier of (1) the date Employee is employed by another employer, or (2) the expiration of 18 months.

              (b) As used herein, "Change in Control" means the occurrence of any of the following:

                   (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d)2 thereof), excluding the Company, any Affiliates (as defined below) of the Company or any employee benefit plan sponsored or maintained by the Company or its Affiliates (including any trustee of any such plan acting in its capacity as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 51% of the total combined voting power of the Company's then outstanding securities;

                   (ii) the merger, consolidation or other business combination of the Company with another entity (a "Transaction"), other than a Transaction involving only the Company's Affiliates or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity;

                   (iii) the individuals who, on the date hereof, constitute the Board of Directors of the Company (and any new director whose appointment or election was approved or recommended by the then current Board of Directors) cease (for any reason other than death) to constitute at least a majority of the number of directors of the Board; or


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                   (iv)  the approval by the stockholders of the Company of
any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets, other than the sale of all or substantially all of the assets of the Company to any of the Company's Affiliates or a sale to any entity of which the stockholders of the Company immediately prior to the sale continue to have a majority of the voting power.

         As used herein, "Affiliates" has the meaning set forth under the definition of "affiliates" in Rule 405 of the Securities Act of 1933, as amended.

         10.  COVENANT AGAINST COMPETITION AND EMPLOYMENT.   Executive shall
not, directly or indirectly, individually or on behalf of any Person (as defined below) other than the Company, (i) for as long as Executive continues to receive the Base Salary hereunder, and (ii) in the case of a termination of Executive's employment with the Company pursuant to Section 5 or 6 for an additional period of one year after such termination:

              (a) engage in, have an equity or profit interest in, or render services of any kind or nature to any Person engaged in the Business within the Territory (as defined below);

              (b) solicit, call upon or attempt to obtain business from any Customer (as defined below) for the purpose of providing that Customer with any product or service provided by the Company or any competitive product; or

              (c) employ or offer to employ any employee of the Company. For these purposes, an employee of the Company shall be deemed to be an employee of the Company while employed by the Company and for a period of 60 days thereafter.

         Nothing contained in this Section 10 shall be construed to prohibit Executive from owning either of record or beneficially not more than 1% of the shares or other equity interest of any publicly traded Person. Executive agrees that the foregoing covenants in this Section 10 impose a reasonable restraint on Executive in light of the activities and business of Company as of the date hereof and that the enforcement of the non-competition provisions in this Section 10 by the Company will not interfere with Executive's ability to pursue a proper livelihood. Executive acknowledges and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the goodwill of the Company.

         As used herein, the following terms shall have the meanings indicated:

        "Business" means the design, manufacture and/or distribution of automated or conventional lighting equipment and/or related services.

         "Customer" means all Persons (a) who purchased products from, or utilized the services of, the Company while Executive was employed by the Company, (b) who Executive solicited on behalf of the Company, (c) whose dealings with the Company were coordinated or supervised, in whole or in part, by Executive, or (d) about whom Executive obtained Confidential Information (as defined below).

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

         "Territory" means anywhere in the world.


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         11.  CONFIDENTIAL INFORMATION.  Executive shall not, except with the prior written approval of the Company, disclose Confidential Information to any Person, or use Confidential Information for personal financial gain or other reason not in the Company's best interest at any time either during or after the Term for whatever reason, except that these restrictions shall not apply to (a) information that shall become publicly known through no fault of Executive, (b) information that is disclosed to Executive by a third party that has legitimate and unrestricted possession thereof and the unrestricted right to make such disclosure, (c) information that Executive can demonstrate was within his legitimate and unrestricted possession prior to the time of his employment with the Company, or (d) other information not rising to the level of a trade secret at any time after two years from and after the end of the Term. "Confidential Information" means all business records, trade secrets, know-how concerning marketing, customer lists or compilations, sources of supply, manufacturing techniques, pricing information, financial information, personnel data, information contained in any documents prepared by or for the Company and its employees at the Company's expense or on the Company's time or otherwise in furtherance of the Company's business, and made available only to the Company and such of its authorized agents as may be necessary to further the Company's business, and other confidential information used and/or obtained by Executive in the course of his employment by the Company. Executive shall return to the Company all Confidential Information and any and all copies of the same in his control upon termination of employment with the Company for any reason whatsoever.

         12. ASSIGNMENT. This Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Company, and any assignment in violation of this Section shall be void. The Company shall have the right to assign this Agreement and any of its rights hereunder to an affiliate of the Company, or as a part of a sale or transfer of the stock, assets or business of the Company or any substantial portion thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, successors and permitted assigns.

         13. RELIEF. A breach or threatened breach of any of the terms of this Agreement by Executive would result in material and irreparable damage and injury to the Company, and it would be difficult or impossible to establish the full monetary value of such damage. Therefore, the Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Executive's breach or threatened breach of any of the terms hereunder, without the necessity of having to post bond or other collateral in connection therewith. The Company's right to an injunction will not prohibit the Company from pursuing other remedies, including the recovery of damages.

         14. NOTICE. All notices and communications required or permitted hereunder shall be in writing and may be given by (a) depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) telecopy, (c) overnight delivery service, or (d) hand delivery. Such notice shall be deemed received (i) on the first business day after it was actually received if sent by overnight delivery service, (ii) on the day it was delivered if hand delivered, (iii) on the day the telecopy is transmitted to the proper telecopy number if sent by telecopy or (iv) on the third business day following the date on which it is so mailed. For purposes of notice, the address of the parties shall be:

              If to the Company:

                         Vari-Lite International, Inc.
                         201 Regal Row
                         Dallas, Texas 75247
                         Telecopy:
                         Attn: Chief Executive Officer


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              with a copy (which shall not constitute notice) to:

                         Gardere Wynne Sewell LLP
                         1601 Elm Street
                         3000 Thanksgiving Tower
                         Dallas, Texas 75201
                         Telecopy: 214-999-3683
                         Attn: Alan J. Perkins

              If to Executive:

                         T. Clay Powers
                         10505 Vinemont
                         Dallas, Texas 75218
                         Telecopy: 214-327-5170

or such other address as either party hereto shall specify pursuant to this
Section 14 from time to time.

         15. NON-WAIVER. No failure on the part of either party hereto to exercise, and no delay by either party hereto in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party hereto preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy. No express waiver or assent by either party hereto of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         16. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto.

         17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

         18. REFORMATION AND SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         19. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission shall be deemed the same as delivery of an original. At the request of either party hereto, the parties hereto will confirm facsimile transmission by signing a duplicate original document.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

                                 Vari-Lite International, Inc.



                                 By:
                                    -------------------------------------------
                                     H.R. Brutsche III, Chief Executive Officer




                                    -------------------------------------------
                                    T. Clay Powers





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